UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007

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CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampart Boulevard, Las Vegas, NV 89128-7640
(Address of principal executive offices) (Zip Code)

(702) 740-5633
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

Background

The background to the legal proceeding discussed in this Current Report on Form 8-K was disclosed in Chadmoore’s Current Reports on Form 8-K filed November 17, 2006 and February 23, 2007. Please review these Current Reports on Form 8-K.

In summary, the legal proceeding discussed below relates to the acquisition on November 10, 2005, by Sunset Brands, Inc. a Nevada corporation, (“Brands”) of U.S. Mills, Inc., a Delaware corporation (“Mills”), from the IBF Fund Liquidating LLC (“Fund LLC”) through a bankruptcy proceeding. As partial consideration for the purchase of Mills, among other consideration, Brands issued to Fund LLC a convertible debenture with an original principal amount of $5,000,000 (“Debenture”). The legal proceeding relates to Chadmoore’s purported obligation to guarantee or purchase up to half of the Debenture.

This purported transaction was not approved by Chadmoore’s board of directors and the independent board members were not aware of this transaction at the time of its execution. The board of directors has not subsequently ratified the purported obligation or guarantee and does not intent to do so. The independent board members are not aware that Chadmoore received any consideration or benefit for purportedly entering into the guarantee or obligation.

Preliminary Injunction

On April 26, 2007, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order (the “Order”) for a preliminary injunction in favor of Fund LLC against Chadmoore Wireless Group, Inc. Robert Moore, Chadmoore’s former Chief Executive Officer (“Moore”), and Stephen Radusch, Chadmoore’s former Chief Financial Officer (“Radusch”). Chadmoore consented to entry of the Order subject to the reservation of all of its rights to challenge the preliminary injunction after April 23, 2007, as well as to challenge Fund LLC’s complaint; Moore and Radusch contested and opposed entry of the Order. The Order: (1) prohibits Chadmoore from making further shareholder distributions or otherwise impairing its assets outside the ordinary course of business until this matter is concluded; (2) enjoins Chadmoore from destroying or altering any records related to this matter or any shareholder distributions; (3) requires Moore, on or before May 7, 2007, to deposit into escrow with his counsel the sum of $423,535.50; (4) requires Radusch, on or before May 7, 2007, to deposit into escrow with his counsel the sum of $51,785.01; (5) requires Moore and Radusch, on or before May 7, 2007, to provide Fund LLC a detailed accounting in writing of their assets, and transfers of their property on or after November 1, 2005; (6) requires Fund LLC to post a $25,000 bond on or before May 7, 2007; and (7) imposes other obligations on the parties. The Order also pertains to an entity identified in the Order as the Chadmoore Shareholder Liquidating Trust, which has never been formed and currently does not exist.

A hearing related to the Order occurred on April 23, 2007. The Order remains in effect unless and until modified by the Court.

Chadmoore intends to continue to vigorously defend its rights in this matter. Chadmoore continues to believe that Fund LLC’s claims against Chadmoore are without bases in fact or law.

A status hearing has been set for this matter on May 22, 2007.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation - 2002 (Registrant)

May 2, 2007	By:	/s/ Richard M. Brenner
Date		Name: Richard M. Brenner
Title: Chief Liquidating Officer

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